Exhibit 10 (c)

AGREEMENT AND PLAN OF REORGANIZATION

     EVERLASTING INTERNATIONAL, LTD. (hereinafter "Everlasting") a newly organized Nevada Corporation, and the wholly owned subsidiary of PROTON TECHNOLOGY CORPORATION LIMITED, a Bahamas Corporation (hereinafter "Proton"); and LARGO VISTA GROUP, LTD. (hereinafter "Largo"), a Nevada Corporation and a publicly held corporation, hereby agree as follows:

BACKGROUND

     (a) Largo wishes to acquire and Proton wishes to transfer to Largo all of the shares of the issued and outstanding stock of Everlasting (the "Shares") in an exchange for voting shares of Largo, in a transaction intended to qualify as a stock-for-stock reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Exchange").

     (b)  Everlasting is the owner of De Xiang Tuo YI Industrial
Co., a sole proprietorship company organized under the laws of Hong Kong (hereinafter the "Hong Kong Co.").

     (c) The Hong Kong Co. in turn is a partner in a joint venture company formed on August 28, 1992, known as the Kunming
Xinmao Petrochemical Industrial Co., Ltd. (hereinafter "Xinmao").

     (d) The Hong Kong Co. owns and holds a 66.67% interest in Xinmao and has responsibility for the operation of Xinmao.

     (e) The Chinese government partner, Kunming Fuel General Co. owns and holds an interest in the assets, rights and business of Xinmao providing for a fixed payment for 10 years and thereafter a 33.33% interest in accord with the terms of the Joint Venture Agreement.

     (f) The Boards of Directors of Largo, Proton and Everlasting have authorized the exchange.

     (g) The Board of Directors of Largo has authorized execution of this Agreement by Largo and has recommended the approval of this Plan of Reorganization to the Largo Shareholders.

     (h) The parties desire to make warranties, representations and agreements in connection with the acquisition as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

SECTION 1.

TERMS OF THE TRANSACTION

     1.1  Number of  Shares.   Proton, which holds 100% of the
outstanding Common Stock of Everlasting, by its execution of this Agreement, agrees to transfer to Largo 10,000,000 shares of $.001 par value common capital voting stock of Everlasting owned by Proton, and representing 100% of the outstanding capital stock of Everlasting, said Shares to exchanged for 123,850,139 shares of Largo's voting common stock.

     1.2  Proton to Furnish Purchaser Questionnaire.   Prior the
Closing of this transaction, Proton shall have executed and delivered to legal counsel for Largo, a Purchaser Questionnaire which demonstrates Proton is a validly organized offshore corporation, that Proton does not conduct business in the United States, that this Agreement has been negotiated for an offshore corporation, and that Proton and the transaction meet the requirements for a Regulation S transaction, such that the transaction is able to proceed as a transaction exempt from registration under Section 5 of the Securities Act of 1933 and applicable state securities laws. Such Purchaser Questionnaire shall have been reviewed and approved by Largo, prior to consummation of this Agreement with Everlasting.

     1.3 Delivery of Certificates of Everlasting. The transfer by Proton of the Everlasting Shares shall be effected by the delivery to Largo at the Closing of certificates representing the transferred Shares endorsed in blank, with all necessary transfer taxes and other revenue stamps acquired at the Shareholder's expense and affixed thereto.

     1.4  Delivery of Certificates of Largo.   Largo shall issue
in a Regulation S transaction to Proton, 123,850,139 shares of the common stock of Largo, said shares to be restricted shares issued under Regulation S of the Securities Act of 1933, shall bear an appropriate Regulation S legend, and shall have appropriate stop transfer instructions with respect to said shares lodged with Largo's transfer agent. Said shares will be issued as soon as practical after the close of business on the Closing Date.

     1.5  Further Assurance.   At the closing, and from time to
time thereafter, Proton shall execute such additional instruments and take such other action as Largo may request in order more effectively to sell, transfer or assign the transferred Shares to Largo and to confirm and otherwise evidence Largo's title thereto.


SECTION 2.

CLOSING

     2.1 Closing. The Closing shall be held as soon as practical after all conditions precedent to consummation of the Exchange as set forth herein have been satisfied.


SECTION 3

REPRESENTATIONS AND WARRANTIES OF
EVERLASTING & PROTON

     Everlasting and Proton by execution of this Agreement jointly and severally represent and warrant to Largo as follows:

     3.1  As to Everlasting:

     3.1.1     Organization, Standing and Power.   Everlasting is
a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Everlasting has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure so to qualify would not have a material adverse effect on Everlasting. Everlasting has delivered to Largo complete and correct copies of the Articles of Incorporation and Bylaws of Everlasting, as amended to the date hereof.

     3.1.2     Capitalization.   At this date, authorized common
capital voting stock of Everlasting consists of 25,000,000 shares of $.001 par value stock, of which no more than 10,000,000 shares will, at the date of Closing be issued and outstanding, all of said Shares being fully paid and nonassessable. All outstanding shares of Everlasting common stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, Everlasting's Articles of Incorporation or Bylaws, or any agreement to which Everlasting or Proton is a party or is bound.

     Except as described above, Everlasting has no other outstanding equity securities on the Closing Date.

     3.1.3     Financial Statements.    No financial statements of
Everlasting shall be furnished to Largo since Everlasting has not been engaged in any operations from inception to the present.

     3.1.4     Undisclosed Liabilities.   Everlasting has no
liabilities of any nature except to the extent disclosed to Largo in writing, whether accrued, absolute, contingent, or otherwise including, without limitation, tax liabilities and interest due or to become due.

     3.1.5     Interim Changes.   Between December 31, 1996, and
the Closing Date there will not have been, except as set forth in a list certified by the President of Everlasting and delivered to Largo, or contemplated by the terms of this Agreement: (1) any changes in Everlasting's financial condition, assets, liabilities or business which, in the aggregate have been materially adverse;
(2) any damages, destruction or loss of or to Everlasting's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect to any of Everlasting's capital stock, or any direct or indirect redemption, purchase, repurchase or other acquisition of any such stock; or (4) any bonus, increase paid or agreed to in the compensation, retirement benefits or other commitments of Everlasting's employees (as such plan or commitments do not exist).

     3.1.6     Title to Property.   Everlasting has good and
marketable title to all its properties and assets, real and personal, reflected in Everlasting's balance sheet as of December 31, 1996, which assets consist primarily of the ownership of 100% of The Hong Kong Co. Its assets are subject to no mortgage, pledge, lien or encumbrance except for liens shown therein, with respect to which no default exists, except as set forth in a list certified by Everlasting's President and delivered to Largo.

     3.1.7     Litigation.   There is no civil or criminal
litigation or proceeding pending, nor is there any government proceeding pending, or to management's knowledge threatened against or relating to Everlasting or its respective properties or business, nor are there any judgments, decrees or orders enjoining Everlasting or any subsidiary in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area, except as set forth in the list certified by the President of Everlasting and attached to this agreement.

     3.1.8     Access to Books, Records, Etc.   From the date of
this Agreement to Closing, Everlasting shall: (1) give Largo or its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Largo may inspect and audit them; and (2) furnish such information concerning Everlasting's properties and affairs as Largo may reasonably request.

     3.1.9     Corporate and Shareholder Authority.   Everlasting,
and Proton, as Everlasting's sole shareholder, have full corporate and individual power and authority respectively, to enter into this Agreement and to carry out their respective obligations hereunder, and Everlasting and Proton have each delivered to Largo concurrent with their respective execution of this Agreement, certified copies of resolutions of their respective Board of Directors authorizing execution of this Agreement by their respective officers and their performance hereunder.

     3.1.10   No Conflict or Violation of Other Agreements.   The
execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in any impairment of or adverse effect on (1) any provision of the Articles of Incorporation or Bylaws of Everlasting or (2) any license, joint venture agreement, patent, mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, judgment, order, decree, statute, law ordinance, rule or regulation applicable to Everlasting or its properties or assets, other than any such conflicts, violations, defaults, termination, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Everlasting.

No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Everlasting in connection with the execution and delivery of this Agreement or the consummation by Everlasting of the transactions contemplated hereby or thereby.

     3.1.11   Tax Returns.   Everlasting has filed or is in the
process of filing all applicable federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.


     3.2  As to The Hong Kong Co.

     3.2.1     Organization, Standing and Power.   The Hong Kong
Co. is a sole proprietorship company duly organized, validly existing and in good standing under the laws of Hong Kong. The Hong Kong Co. has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure so to qualify would not have a material adverse effect on The Hong Kong Co. The Hong Kong Co. has delivered to Largo complete and correct copies of the Articles, Charter and/or licenses or other documents of title of The Hong Kong Co., issued under Hong Kong law, as amended to the date hereof.

     3.2.2     Financial Statements.   The financial statements of
The Hong Kong Co. consist solely of the financial statements of Xinmao, and those statements shall be furnished to pursuant to subparagraph 3.3.3.

     3.2.3     Undisclosed Liabilities.   The Hong Kong Co. has no
liabilities of any nature except to the extent reflected or reserved against in the Xinmao financial statements.

     3.2.4     Title to Property.   The Hong Kong Co. has good and
marketable title to all its properties and assets, real and personal, reflected in Xinmao's balance sheet as of December 31, 1996, which assets consist solely of the ownership of 66.67% of Xinmao, and the respective properties and assets are subject to no mortgage, pledge, lien or encumbrance except for liens shown therein, with respect to which no default exists, except as set forth in a list certified by Xinmao's President on behalf of The Hong Kong Co. and delivered to Largo.

     3.2.5     Litigation.   There is no civil or criminal
litigation or proceeding pending, nor is there any government proceeding pending, or to management's knowledge threatened against or relating to The Hong Kong Co. or its respective properties or business, nor are there any judgments, decrees or orders enjoining The Hong Kong Co. or any subsidiary in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area, except as set forth in the list certified by the President of The Hong Kong Co. and attached to this Agreement.

     3.2.6     No Conflict or Violation of Other Agreements.   The
execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in any impairment of or adverse effect on (1) any provision of the Articles or Charter or other organizational documents of The Hong Kong Co. or
(2) any license, joint venture agreement, patent, mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, judgment, order, decree, statute, law ordinance, rule or regulation applicable to The Hong Kong Co. or its properties or assets, other than any such conflicts, violations, defaults, termination, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on The Hong Kong Co. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to The Hong Kong Co. in connection with the execution and delivery of this Agreement or the consummation by The Hong Kong Co. of the transactions contemplated hereby or thereby.

     3.2.7   Tax Returns.   The Hong Kong Co. has filed or is in
the process of filing all applicable tax returns required to be filed or has received currently effective extensions of the required filing dates.

     3.3  As to Xinmao

     3.3.1     Organization, Standing and Power.   Xinmao is a
joint venture duly organized, validly existing and in good standing under the laws of the P.R. China. Xinmao has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure so to qualify would not have a material adverse effect on Xinmao. Xinmao has delivered to Largo complete and correct copies of its Joint Venture Agreement, Charter, license and/or other organization documents, as amended to the date hereof.

     3.3.2     Ownership of Xinmao.   The Hong Kong Co. owns
66.67% of Xinmao and a Chinese Government owned corporation owns 33.33% of Xinmao. Except as described above, there are and will be no other outstanding equity ownership interests in Xinmao on the Closing Date.

     3.3.3     Financial Statements.   The financial statements of
Xinmao furnished to Largo consisting of consolidated balance sheets as of September 30, 1995, and December 31, 1996, and related consolidated statements of operations, for the period covered by the September 30, 1995 statement, are correct and fairly and accurately present the financial condition of Xinmao as of said date and for the period indicated, and such statements were prepared in accordance with generally accepted accounting standards consistently applied.

     3.3.4     Undisclosed Liabilities.   Xinmao has no
liabilities of any nature except to the extent reflected or reserved against in Xinmao's December 31, 1996, consolidated financial statements, whether accrued, absolute, contingent, or otherwise including, without limitation, tax liabilities and interest due or to become due.

     3.3.5     Interim Changes.   Between December 31, 1996, and
the Closing Date there will not have been, except as set forth in a list certified by the President of The Hong Kong Co. and delivered to Largo, or contemplated by the terms of this
Agreement: (1) any changes in Xinmao's financial condition, assets, liabilities or business which, in the aggregate have been materially adverse; (2) any damages, destruction or loss of or to Xinmao's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect to any of Xinmao's capital stock, or any direct or indirect redemption, purchase, repurchase or other acquisition of any such stock; or (4) any bonus, increase paid or agreed to in the compensation, retirement benefits or other commitments of Everlasting's employees (as such plan or commitments do not exist).

     3.3.6     Title to Property.   Xinmao has good and marketable
title to all its properties and assets, real and personal, reflected in Xinmao's balance sheet as of December 31, 1996, and the respective properties and assets are subject to no mortgage, pledge, lien or encumbrance except for liens shown therein, with respect to which no default exists, except as set forth in a list certified by Xinmao's President and delivered to Largo.

     3.3.7     Litigation.   There is no civil or criminal
litigation or proceeding pending, nor is there any government proceeding pending, or to management's knowledge threatened against or relating to Xinmao or its respective properties or business, nor are there any judgments, decrees or orders enjoining Xinmao or any subsidiary in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area, except as set forth in the list certified by the President of Xinmao and attached to this agreement.

     3.3.8     Access to Books, Records, Etc.   From the date of
this Agreement to Closing, Xinmao shall: (1) give Largo or its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Largo may inspect and audit them; and (2) furnish such information concerning Xinmao's properties and affairs as Largo may reasonably request.

     3.3.9   No Conflict or Violation of Other Agreements.   The
execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in any impairment of or adverse effect on (1) any provision of the Articles. Joint Venture Agreement, or Charter or other organizing documents of Xinmao; or (2) any license, joint venture agreement, patent, mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, judgment, order, decree, statute, law ordinance, rule or regulation applicable to Xinmao or its properties or assets, other than any such conflicts, violations, defaults, termination, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Xinmao. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Xinmao in connection with the execution and delivery of this Agreement or the consummation by Everlasting and Xinmao of the transactions contemplated hereby or thereby.

     3.3.10   Tax Returns.   Xinmao has filed or is in the process
of filing all applicable tax returns required to be filed or has received currently effective extensions of the required filing dates.

     3.4  As to Proton

     3.4.1     Proton Title to Shares.   Proton represents hereby
that it is the owner and holds full right, title, and interest in and to the Shares of Everlasting hereby offered for Exchange, free and clear of adverse claims or encumbrances of any third parties, and further that in the aggregate said shares represent 100% of all the outstanding capital stock of Everlasting.


     3.4.2     Restricted Largo Shares.   Proton represents and
warrants that it will receive and hold the Largo shares for investment in accordance with Regulation S, and not with a view to the distribution thereof back into the United States. Proton understands that Largo shares to be received by it will bear a legend acknowledging that such shares are "restricted securities" as contemplated under Regulation S promulgated by the Securities and Exchange Commission.

     (1) Proton understands and agrees that Largo shares may be publicly offered or sold by it only pursuant to: (a) an exemption from registration under the federal securities laws, as determined by counsel to Largo; or (b) under a Registration Statement which has been declared effective by the Securities and Exchange Commission.

     (2) There can be no assurance that when Proton wishes to sell its Largo shares, that Largo will satisfy the requirements for such a sale under applicable U.S. securities laws.

     (3) Proton further agrees that the transfer agent for the common stock of Largo will be instructed to place a "stop transfer" order against all the Largo shares to be issued to Proton prohibiting the transfer of the Largo shares on the books and records of Proton until the conditions set forth in (1) above have been met.

     3.4.3     Suitability Questionnaire.    Proton shall execute
a Purchaser Suitability Questionnaire which demonstrates that Proton qualifies as an offshore investor under Regulation S.

     3.4.4 Prior to the Closing Date, Proton shall warrant and represent that it has received all financial information and documentation and books and records of Largo that Proton has requested, and that Proton has had the opportunity, whether exercised or not, to query and discuss Largo with Largo's management, auditors, and accountants, and that Proton is satisfied with respect thereto and is fully apprised of the risks of an investment in Largo.


SECTION 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF LARGO

     Largo represents and warrants to, and covenants with Everlasting and Proton as follows:

     4.1  Organization, Standing and Power.   Largo is a
corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Largo has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure so to qualify would not have a material adverse effect on Largo.

     4.2  Capitalization.   At this date, authorized common
capital voting stock of Largo consists of 100,000,000 shares of $.002 par value stock, of which no more than 53,078,631 shares will, at the date of Closing be issued and outstanding, all of said Shares being fully paid and nonassessable. All outstanding shares of Largo common stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, Largo's Articles of Incorporation or Bylaws, or any agreement to which Largo is a party or is bound.

     Except as described above, Largo has no other outstanding equity securities on the Closing Date.

     4.3  Financial Statements.    The audited financial
statements of Largo furnished to Proton and Everlasting and consisting of consolidated financial statements, including consolidated schedules, at September 30, 1996, and for the years then ended are correct and fairly and accurately present the financial condition of Largo as of said date, and for the period indicated, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

4.4  Undisclosed Liabilities.   Largo has no liabilities of any
nature except to the extent reflected or reserved against in Largo's September 30, 1996 consolidated financial statements, whether accrued, absolute, contingent, or otherwise including, without limitation, tax liabilities and interest due or to become due.

     4.5  Interim Changes.   Between September 30, 1996, and the
Closing Date there will not have been, except as set forth in a list certified by the President of Largo and delivered to Everlasting and Proton, or contemplated by the terms of this
Agreement: (1) any changes in Largo's financial condition, assets, liabilities or business which, in the aggregate have been materially adverse; (2) any damages, destruction or loss of or to Largo's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect to any of Largo's capital stock, or any direct or indirect redemption, purchase, repurchase or other acquisition of any such stock; or (4) any bonus, increase paid or agreed to in the compensation, retirement benefits or other commitments of Largo's employees (as such plan or commitments do not exist).

     4.6 Title to Property. Largo has good and marketable title to all its properties and assets, real and personal, reflected in Largo's balance sheet as of September 30, 1996. Its assets are subject to no mortgage, pledge, lien or encumbrance except for liens shown therein, with respect to which no default exists, except as set forth in a list certified by Largo's President and delivered to Everlasting and Proton.

     4.7  Litigation.   There is no civil or criminal litigation
or proceeding pending, nor is there any government proceeding pending, or to management's knowledge threatened against or relating to Largo or its respective properties or business, nor are there any judgments, decrees or orders enjoining Largo or any subsidiary in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area, except as set forth in the list certified by the President of Largo and attached to this agreement.

     4.8  Access to Books, Records, Etc.   From the date of this
Agreement to Closing, Largo shall: (1) give Everlasting and Proton or its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Everlasting and Proton may inspect and audit them; and (2) furnish such information concerning Largo's properties and affairs as Everlasting or Proton may reasonably request.

     4.9  Corporate Authority.   Largo has full corporate power
and authority to enter into this Agreement and to carry out its obligations hereunder, and has delivered to Everlasting and Proton concurrent with its execution of this Agreement, certified copies of resolutions of its Board of Directors authorizing execution of this Agreement by Largo's officers and their performance hereunder.

     4.10   No Conflict or Violation of Other Agreements.   The
execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in any impairment of or adverse effect on (1) any provision of the Articles of Incorporation or Bylaws of Largo or (2) any license, joint venture agreement, patent, mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, judgment, order, decree, statute, law ordinance, rule or regulation applicable to Largo or its properties or assets, other than any such conflicts, violations, defaults, termination, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Largo. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Largo in connection with the execution and delivery of this Agreement or the consummation by Largo of the transactions contemplated hereby or thereby.

     4.11   Tax Returns.   Largo has filed or is in the process of
filing all applicable federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.


SECTION 5.

CONDUCT PENDING THE CLOSING

     5.1  Certificate of Incorporation and Bylaws.   No change
will be made in either Everlasting's Articles of Incorporation or Bylaws. No change will be made in Largo's Bylaws. Largo's Articles of Incorporation will be amended to increase authorized common stock to 200,000,000 shares of common stock and to provide for cumulative voting rights for all common shares.

     5.2  Capitalization, Etc.   Except as contemplated by the
term of this Agreement, neither Everlasting nor Largo will make any change in their respective authorized or issued common stock, declare any dividends or other distribution, or issue, encumber, purchase, or otherwise acquire any of their common stock, or grant any options, warrants or conversion rights to any of their shares, without the written consent of the parties hereto from the date hereof until Closing.

     5.3  Conduct of Business.   Everlasting will use its best
efforts to cause Xinmao to maintain and preserve their respective business organizations, employee relationships and goodwills intact, and will not, without the written consent of Largo, enter into any material commitments except which are necessary in the ordinary course and operation of their respective businesses and proposed business developments.

SECTION 6.

CONDITIONS PRECEDENT TO OBLIGATIONS
OF LARGO AND PROTON

     All obligations of Largo and of Proton under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

     6.1  Required Consent of Largo's Common Shareholders.
Shareholders of Largo owning more than 50% of its outstanding common stock shall approve the terms of this Plan and Agreement of Reorganization and shall have authorized Largo to consummate this Agreement.

     6.2  Representations and Warranties True at Closing.   The
representations and warranties of Largo, Proton and Ever contained in this Agreement shall be deemed to have been made at and as of the closing and shall then and there be true and accurate in the exact same material respects.

     6.3 Prior to the consummation of this Plan of Reorganization, Largo shall have amended its Articles of Incorporation to increase its authorized common stock from 100,000,000 to 200,000,000, and to provide cumulative voting rights to its common stock.



SECTION 7.

CONDITIONS SUBSEQUENT TO OBLIGATIONS
OF LARGO AND PROTON

     7.1 If during the 12 months subsequent to the closing of the reorganization, any liabilities of Largo are discovered or materialize which were not disclosed to Proton, whether as a result of litigation or otherwise, the Proton Shareholder shall be entitled to be issued additional shares of the voting common stock of Largo having a value equal to 70% of such undisclosed or unanticipated liabilities.

7.2 If during the twelve (12) months subsequent to the closing of the reorganization, any liabilities of Everlasting, or its subsidiaries, are discovered or materialize which were not disclosed to Largo, whether as a result of litigation or otherwise, Proton shall return that number of shares of common voting stock of Largo received by Proton in this reorganization, having a value equal to 30% of such undisclosed or unanticipated liabilities, and such shares shall be treated as treasury shares.

7.3 For this purpose, such shares of largo shall be valued at the average of the daily trading value of Largo's common stock in public securities markets over the four (4) week period immediately preceding the end of said twelve (12) month period.

SECTION 8.

GENERAL PROVISIONS

     8.1  Further Assurances.   At the time and from time to time
after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     8.2  Waiver.   Any failure on the part of any party to comply
with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     8.3  Brokers/Finders.   Each party represents to the other
parties hereto that no one has acted for such party as a broker or finder in connection with this Agreement and each party agrees to indemnify and hold harmless the other parties hereto against any fee, loss or expense arising out of claims by any alleged brokers or finders employed or alleged to have been employed by any such party.

     8.4  Notices.   All notices and other communications
hereunder shall be deemed to have been given if delivered in person, sent prepaid, first class registered or certified mail, return receipt requested, as follows:

     If to Largo:
          4570 Campus Drive
          Newport Beach, California 92660

     If to Everlasting:
          Deng Shan
          c/o Kunming Xinmao Petrochemical Industrial Co., Ltd.
          50# Mingtong Road
          Kunming, P.R. China


     If to Proton:
          4570 Campus Drive, Suite 36
          Newport Beach, California 92660

          With copies to:  Davis & Associates
          300 S. Grand Avenue, Suite 1400
          Los Angeles, California 90071


     8.5  Entire Agreement.   This Agreement constitutes the
entire agreement between the parties and supersedes and cancels any other agreement, representation or communication of any type or sort, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter or purposes contained herein.

     8.6  Amendment and Modification.   This Reorganization
Agreement may, subject to applicable law, be amended or supplemented at any time prior to Closing by a written agreement of Ever and Largo.

     8.7  Headings.   The section and subsection headings in this
Agreement are inserted for convenience only and shall not effect in any way the meaning or interpretation of this Agreement.

     8.8  Governing Law.   This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of California.

     8.9  Assignment.   This Agreement shall inure to the benefit
of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other parties shall be void.

     8.10 Counterparts.   This Agreement may be executed
simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The signature pages of this Agreement may be executed separately by each Shareholder.

     8.11 Shareholder Signature Pages.   The signature pages
provided for the Shareholders shall be circulated detached from the body of this Agreement, shall be separately executed by each Shareholder, and the signature pages as so executed shall be attached to counterpart copies of this Agreement.

     8.12 Expenses.   The parties hereto agree to bear their own
expenses and fees in connection with the transactions contemplated hereby.

     8.13 This Agreement, excluding Section 3.1 and Section 7, is intended to have a binding effect only through the date of Closing and shall thereafter serve solely as a historical document.


     WHEREOF, the parties have executed this Agreement and Plan of Reorganization on this ______ day of _____________________, 1996


ATTEST                        LARGO VISTA GROUP, LTD.

________________________      By __________________________

                              Dated: _______________________

ATTEST:                       EVERLASTING INTERNATIONAL, LTD.

________________________      By __________________________

                              Dated: _______________________

ATTEST                        PROTON TECHNOLOGY CORPORATION
                              LIMITED

________________________      By __________________________

                              Dated: _______________________